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                                                                    EXHIBIT 10.4

                      GUARANTORS GENERAL SECURITY AGREEMENT

         THIS GUARANTORS GENERAL SECURITY AGREEMENT ("Guarantors Security Agreement") is made and entered into as of December 20, 2002, among Houba, Inc. ("Houba"), an Indiana corporation, with its principal place of business at 16235 State Road 17, Culver, Indiana 46511, Halsey Pharmaceuticals, Inc. ("HPI"), a Delaware corporation, with its principal place of business at 695 North Perryville Road, Rockford, Illinois 61107 (Houba and HPI are each hereinafter referred to as a "Guarantor" and both of which are collectively referred to as the "Guarantors"), and Galen Partners III, L.P., a Delaware limited partnership, with its principal place of business at 610 Fifth Avenue, Fifth Floor, New York, New York 10020 ("Galen" or "Agent"), acting in its capacity as agent for the Purchasers (in such capacity, the "Agent") for the benefit of the Purchasers.

                               W I T N E S S E T H

         WHEREAS, Galen, certain other purchasers (together with Galen, the "Purchasers") and Halsey Drug Co., Inc. (the "Company") have entered into a Debenture Purchase Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or restated from time to time, the "Purchase Agreement"; terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement);

         WHEREAS, each of the Guarantors has executed and delivered to the Purchasers a Continuing Unconditional Secured Guaranty dated the date hereof (each a "Guaranty") of the Company's obligations under the Purchase Agreement (collectively, the "Obligations"); and

         WHEREAS, the Purchasers have required, as a condition precedent to the effectiveness of the Purchase Agreement, that each Guarantor (i) grant to the Agent, for the ratable benefit of the Purchasers, a security interest in and to the Collateral (as defined in Section II below) and (ii) execute and deliver this Guarantors Security Agreement in order to secure the payment and performance by such Guarantor of the Guaranty.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to enter into and perform the Purchase Agreement, each Guarantor hereby agrees as follows:

         SECTION I. CREATION OF SECURITY INTEREST.

         A. Security Interest. Each Guarantor hereby pledges, assigns and grants to the Agent a continuing perfected lien and security interest having priority over any and all other security interest (except as otherwise provided in the Subordination Agreement), in all of such Guarantor's right, title and interest in and to the Collateral (as defined in Section II below) in order to secure the payment and performance of all Obligations owing by such Guarantor.
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         B.       Guarantors Remains Liable. Anything herein to the contrary notwithstanding, (i) the Guarantors shall remain liable under the contracts and agreements included in the Guarantors' Collateral to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Guarantors General Security Agreement had not been executed,
(ii) the exercise by the Agent of any of the rights hereunder shall not release the Guarantors from any of their duties or obligations under the contracts and agreements included in the Collateral and (iii) neither the Agent nor any Purchaser shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Guarantors Security Agreement, the Purchase Agreement or any other Transaction Document, nor shall the Agent or any Purchaser be obligated to perform any of the obligations or duties of the Guarantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION II. COLLATERAL.

         For purposes of this Guarantors Security Agreement, the term "Collateral" shall mean, with respect to each Guarantor, all of the kinds and types of property described in subsections A. through E. of this Section II, whether now owned or hereafter at any time arising, acquired or created by such Guarantor and wherever located, and includes all replacements, additions, accessions, substitutions, repairs, proceeds and products relating thereto or therefrom, and all documents, ledger sheets and files of such Guarantor relating thereto and all Proceeds of Collateral. "Proceeds" hereunder include (i) whatever is now or hereafter received by such Guarantor upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities (including, without limitation, United States of America Treasury Bills), credits, claims, demands, documents, letters of credit and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, warehouse receipts, bills of lading, leases, deposit accounts, money, tax refund claims, contract rights, royalties, goods, equipment, payment under insurance (whether or not the Agent is the loss payee thereof, or any indemnities, warranties or guaranties, payable by reason of loss or damage to or otherwise with respect to any or the foregoing Collateral, and
(ii) any such items which are now or hereafter acquired by such Guarantor with any proceeds of Collateral hereunder.

         A. Accounts. All of such Guarantor's accounts, whether now existing or existing in the future, including without limitation (i) all accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of such Guarantor's sales of goods or rendition of services made under any of such Guarantor's trade names, or through any of its divisions, (ii) all unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom, (iii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (iv) all reserves and credit balances held by such Guarantor with respect to any such accounts receivable or account debtors, (v) all health-care-insurance receivables, (vi) deposit accounts, (vii) letter-of-credit rights, (viii) instruments (including, without limitation, promissory notes) and
(ix) all guarantees or collateral for any of the foregoing (all of the foregoing property and similar property being hereinafter referred to as "Accounts");

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         B.       Inventory. All of such Guarantor's inventory, including
without limitation (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Guarantor's businesses, wherever located and whether in the possession of such Guarantor or any other Person (for the purposes of this Guarantors General Security Agreement, the term "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government, including any division, agency or department thereof); (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, wherever located and whether in the possession of such Guarantor or any other person or entity; and (iii) all goods returned to or repossessed by such Guarantor (all of the foregoing property being hereinafter referred to as "Inventory");

         C. Equipment. All of the equipment owned or leased by such Guarantor, including, without limitation, machinery, equipment, office equipment and supplies, computers and related equipment, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles, and other equipment (all of the foregoing property being hereinafter referred to as "Equipment");

         D. Intangibles. All of such Guarantor's general intangibles (including, without limitation, payment intangibles) instruments, securities (including without limitation United States of America Treasury Bills), credits, claims, demands, documents, letters of credit and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, warehouse receipts, bills of lading, leases which are permitted to be assigned or pledged, deposit accounts, money, tax refund claims, contract rights which are permitted to be assigned or pledged (all of the foregoing property being hereinafter referred to as "Intangibles"); and

         E. Intellectual Property. All of each Guarantor's intellectual property, including, without limitation, New Drug Applications, Investigatory New Drug Applications, Abbreviated New Drug Applications, Alternative New Drug Applications, registrations and quotas as issued by the Drug Enforcement Administration and/or the Attorney General of the United States pursuant to the Controlled Substances Act, certifications, permits and approvals of federal and state governmental agencies, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, technical knowledge and processes, formal or informal licensing arrangements which are permitted to be assigned or pledged, blueprints, technical specifications, computer software, programs, databases, copyrights, copyright applications and all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial and marketing and business data, pricing and cost information and business and marketing plans, and all embodiments thereof, and rights thereto, including, without limitation, all of such Guarantor' rights to use the patents, trademarks, copyrights, service marks, or other property of the aforesaid nature of other Persons now or hereafter licensed to such Guarantor, together with the goodwill of the business symbolized by or connected with such Guarantor's trademarks, copyrights, service marks, licenses and the other rights included in this Section II(E).

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         F.       Distributions. All interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral.

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         SECTION III. THE GUARANTORS' REPRESENTATIONS AND
                      WARRANTIES.

         Each Guarantor severally represents and warrants as follows:

         A. Places of Business. Such Guarantor has no places of business, or warehouses in which it leases space, other than those set forth on Section IIIA of Schedule A, a copy of which is attached hereto and made a part hereof ("Schedule A").

         B. Location of Collateral. Except for the movement of Collateral from time to time from one place of business or warehouse listed on Section IIIA of Schedule A to another place of business or warehouse listed on Section IIIA of such Schedule A, the Collateral is located at such Guarantor's chief executive offices or other places of business or warehouses listed on such
Section IIIA of Schedule A, and not at any other location.

         C. Restrictions on Collateral Disposition. None of the Collateral is subject to contractual obligations that may restrict or inhibit the Agent's rights or ability to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default except (i) the rights of Watson under the Watson Loan Agreement and the documents executed in connection therewith, including, without limitation, the Watson Security Agreement dated as of March 29, 2000 (the "Watson Security Agreement"); (ii) the rights of the investors in the 5% convertible senior secured debentures due March 31, 2006 issued pursuant to a certain Debenture and Warrant Purchase Agreement dated March 10, 1998, as amended, between the Company and the purchasers listed on the signature page thereto (the "March 1998 Debentures"); and (iii) the rights of the investors in the 5% convertible senior secured debentures due March 31, 2006 issued pursuant to certain Debenture and Warrant Purchase Agreement dated May 26, 1999, as amended, between the Company and the purchasers listed on the signature page thereto (the "May 1999 Debentures").

         D. Status of Accounts. Status of Accounts. Each Account is based on an actual and bona fide rendition of services or sale of goods/products to customers, made by such Guarantor in the ordinary course of its business; the Accounts created are its exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, except (i) the lien in favor of Watson under the Watson Loan Agreement and the documents executed in connection therewith, including, without limitation, the Watson Security Agreement, (ii) the lien in favor of the investors in the March 1998 Debentures and (iii) the lien in favor of the investors in the May 1999 Debentures, and to the best knowledge of such Guarantor, such Guarantor's customers have accepted the goods/products and services, and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense or counterclaim.

         E.       Copyrights, Trademarks and Patents.

                  (i) Each of the Guarantors owns outright all of the Intellectual Property Rights listed on Section 4.12 of the Schedule of Exceptions attached to the Purchase Agreement free

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and clear of all liens and encumbrances except for the Permitted Encumbrances and pays no royalty to anyone under or with respect to any of them.

                  (ii) Each of the Guarantors has not licensed to anyone the use of any of such Intellectual Property Rights and has no knowledge of the infringing use by the Company or any Guarantor of any intellectual property rights of third parties.

                  (iii) Each of the Guarantors has no knowledge, nor has it received any notice (a) of any conflict with the asserted rights of others with respect to any Intellectual Property Rights used in, or useful to, the operation of the business conducted by the Company and the Guarantors or with respect to any license under which the Company or a Guarantor is licensor or licensee; or
(b) that the Intellectual Property Rights infringe upon the rights of any third party.

                  (iv) Each of the Guarantors has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of intellectual property in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in patents and trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in any copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Each of the Guarantors has used proper statutory notice in connection with its use of each patent, trademark and copyright.

         F. Inventory. All inventory of the Guarantors consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the consolidated balance sheet of the Guarantors and its Subsidiaries as of June 30, 2002. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Guarantors.

         G. Ownership. Each of the Guarantors is the legal and beneficial owner of the Collateral of the Guarantors free and clear of any lien, claim, option or right of others, except for the security interest created under this Guarantors General Security Agreement, the Watson Security Agreement and the Company Security Agreements executed in connection with the March 1998 Debentures and the May 1999 Debentures. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Guarantors or any trade name of the Guarantors is on file in any recording office, except such as may have been filed relating to the Watson Loan Agreement, the March 1998 Debentures and the May 1999 Debentures. The Agent has, for the benefit of the Purchasers, a valid and perfected security interest in the Collateral which security interest has priority over any and all other security interests (except as provided in the Subordination Agreement) in such Collateral.

         SECTION IV. COVENANTS OF THE GUARANTORS.

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         Each Guarantor agrees (which agreements shall be several as to each
Guarantor except as otherwise provided) as follows:

         A. Defend Against Claims. Such Guarantor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein unless both the Agent and such Guarantor determine that the claim or demand is not material and that, consequently, such defense would not be consistent with good business judgment. Such Guarantor will permit any lien notices with respect to the Collateral or any portion thereof to exist or be on file in any public office except for those in favor of the Agent and those permitted under the terms of the Purchase Agreement.

         B. Change in Collateral Location. Such Guarantor will not (i) change its corporate name, (ii) change the location of its chief executive office or establish any place of business other than those specified in Section IIIA of Schedule A, or (iii) move or permit movement of the Collateral from the locations specified thereon except from one such location to another such location, unless in each case such Guarantor shall have given the Agent at least thirty (30) days prior written notice thereof, and shall have, in advance, executed and caused to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent to perfect the security interest of the Agent in the Collateral in accordance with Section IV.C. hereof, all in form and substance satisfactory to the Agent.

         C. Additional Financing Statements. Promptly upon the reasonable request of the Agent, such Guarantor will execute and deliver or use its best efforts to procure any document, give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance satisfactory to the Agent, mark any chattel paper, deliver any chattel paper or instruments to the Agent and take any other actions that are necessary or, in the opinion of the Agent, desirable to perfect or continue the perfection and the first priority of the Agent's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of third persons, or to effect the purposes of this Guarantors Security Agreement. Such Guarantor will pay the costs incurred in connection with any of the foregoing.

         D. Additional Liens; Transfers. Without the prior written consent of the Agent, such Guarantor will not, in any way, hypothecate or create or permit to exist any lien, security interest, charge or encumbrance on or other interest in the Collateral, other than those permitted under the terms of the Purchase Agreement and the lien in favor of Watson pursuant to the Watson Loan Agreement and documents relative thereto, the investors in the March 1998 Debentures and the investors in the May 1999 Debentures, and such Guarantor will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral, other than the sale of Inventory in the ordinary course of business and the sale of obsolete or worn out Equipment. Notwithstanding the foregoing, if the proceeds of any such sale consist of notes, instruments, documents of title, letters of credit or chattel paper, such proceeds shall be promptly delivered to the Agent to be held as Collateral hereunder. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Agent shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and such Guarantor will hold the proceeds thereof for the benefit of the Agent, and promptly transfer such proceeds to the Agent in kind.

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         E.       Contractual Obligations. Such Guarantor will not enter into any contractual obligations which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence or during the continuance of an Event of Default.

         F. Agent's Right to Protect Collateral. Upon the occurrence or continuance of an Event of Default, the Agent shall have the right at any time to make any payments and do any other acts the Agent may deem necessary to protect the security interests of the Purchasers in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or lien which, in the reasonable judgment of the Agent, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, and/or the value of, the Collateral. The Guarantors hereby jointly and severally agree to reimburse the Agent for all payments made and expenses incurred under this Guarantors Security Agreement including reasonable fees, expenses and disbursements of attorneys and paralegals acting for the Agent, including any of the foregoing payments under, or acts taken to protect its security interests in, the Collateral, which amounts shall be secured under this Guarantors Security Agreement, and agree they shall be bound by any payment made or act taken by the Agent hereunder absent the Agent's gross negligence or willful misconduct. The Agent shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

         G. Further Obligations With Respect to Accounts. In furtherance of the continuing assignment and security interest in the Accounts of such Guarantor granted pursuant to this Guarantors Security Agreement, upon the creation of Accounts, upon the Agent's request, such Guarantor will execute and deliver to the Agent in such form and manner as the Agent may require, solely for its convenience in maintaining records of Collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request, such Guarantor shall provide the Agent with copies of agreements with, or purchase orders from, the customers of such Guarantor and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Furthermore, upon the Agent's request, such Guarantor shall deliver to the Agent any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case came into the possession of such Guarantor, or shall cause the issuer thereof to deliver any of the same directly to the Agent, in each case with any necessary endorsements in favor of the Agent. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Guarantor hereby authorizes the Agent to regard such Guarantor's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Guarantor's authorized officers or agents.

         H. Insurance. Such Guarantor agrees to maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as

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are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent as an additional insured and the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. Guarantor will provide notice to Agent prior to any change in coverage.

         I. Taxes. Such Guarantor agrees to pay, when due, all taxes lawfully levied or assessed against such Guarantor or any of the Collateral before any penalty or interest accrues thereon; provided, however, that, unless such taxes have become a Federal tax or Employment Retirement Security Income Act lien on any of the assets of such Guarantor, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with generally accepted accounting principles and procedures in effect in the United States of America.

         J. Compliance with Laws. Such Guarantor agrees to comply in all material respects with all requirements of law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless such Guarantor contests in good faith, by appropriate legal, administrative or other proceeding promptly instituted and diligently conducted, any such requirements of law in a reasonable manner and in good faith. Such Guarantor agrees to maintain in full force and effect, its respective licenses and permits granted by any governmental authority as may be necessary or advisable for such Guarantor to conduct its business in all material respects.

         K. Maintenance of Property. Such Guarantor agrees to keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) and not to commit or suffer any waste with respect to any of its properties.

         L. Environmental and Other Matters. Such Guarantor will conduct its business so as to comply in all respects with all environmental, land use, occupational, safety or health laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which it is or may at any time be doing business, except to the extent that such Guarantor is contesting, in good faith by appropriate legal, administrative or other proceedings, promptly instituted and diligently conducted, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, further, that such Guarantor shall comply with the order of any court or other governmental authority relating to such laws unless such Guarantor shall currently be prosecuting an appeal, proceedings for review or administrative proceedings and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal, proceedings for review or administrative proceedings.

         M. Intellectual Property. With respect to each item of its intellectual property, each of the Guarantors agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such intellectual property and maintain such intellectual property in full force and effect, and
(ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application,

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
now or hereafter included in such intellectual property Collateral of the Guarantors, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Neither the Guarantors nor the Grantor shall, without the prior written consent of the Agent, discontinue use of or otherwise abandon any intellectual property Collateral, or abandon any right to file an application for any patent, trademark or copyright, unless the Guarantors shall have previously determined that such use or the pursuit or maintenance of such intellectual property is no longer desirable in the conduct of the Guarantors' business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, the Guarantors will give prompt notice of any such abandonment to the Agent.

         N. Further Assurances. Such Guarantor shall take all such further actions and execute all such further documents and instruments (including, but not limited to, collateral assignments of Intellectual Property and Intangibles or any portion thereof) as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Purchase Agreement and the documentation relating thereto, including this Guarantors Security Agreement, and to perfect or protect the liens (and the priority status thereof) of the Agent in the Collateral.

         SECTION V. REMEDIES.

         A. Obtaining the Collateral Upon Default. If any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Agent, in addition to any rights now or hereafter existing under applicable law and subject to the Subordination Agreement, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (i) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from any Guarantor or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon such Guarantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Guarantor;

                  (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Agent;

                  (iii) withdraw all monies, securities and instruments held pursuant to any pledge arrangement for application to the Obligations;

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
                  (iv) sell, assign or otherwise liquidate, or direct any Guarantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

                  (v) take possession of the Collateral or any part thereof, by directing any Guarantor in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event such Guarantor shall at its own expense:

                           a. forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent,

                           b. store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in Section V.B., and

                           c. while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition;

                  it being understood that any Guarantor's obligation to so deliver the Collateral is of the essence of this Guarantors Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by such Guarantor of said obligation.

         B. Disposition of the Collateral. Subject to the Subordination Agreement any collateral repossessed by the Agent under or pursuant to Section V.A. and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten
(10) days' written notice to such Guarantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of such Guarantor or any nominee of such Guarantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to such Guarantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the option of the Agent, be subject to reserve), after publication at least once in The New York Times not less than ten (10) days prior to the date of sale. If The New York Times is not then being published, publication may be made in lieu thereof in any newspaper then being circulated in the City of New York, New York, as the Agent may elect. All requirements of reasonable notice under this Section V.B. shall be met if such notice is mailed, postage prepaid at least ten (10) days before the time of such sale or disposition, to the Guarantor at its address set forth herein or such other address as the Guarantor may have, in writing, provided to the Agent. The Agent may, if it deems it reasonable, postpone or adjourn any sale of any collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due on any of the Obligations and any fees payable under this Agreement; and third, to the principal of the Obligations. If any deficiency shall arise, Guarantors shall remain liable to Agent and Purchasers therefor.

         C. Power of Attorney. Each Guarantor hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as such Guarantor's attorney-in-fact, at such Guarantor's cost and expense, to exercise all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default, which powers, being coupled with an interest, shall be irrevocable until all of the Obligations owing by such Guarantor shall have been paid and satisfied in full:

                  (i) accelerate or extend the time of payment, compromise, issue credits, bring suit or administer and otherwise collect Accounts or proceeds of any Collateral;

                  (ii) receive, open and dispose of all mail addressed to such Guarantor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

                  (iii) give customers indebted on Accounts notice of the Agent's interest therein, and/or to instruct such customers to make payment directly to the Agent for such Guarantor's account;

                  (iv) convey any item of Collateral to any purchaser thereof;

                  (v)      give any notices or record any liens under
         Section IV.C. hereof; and

                  (vi)     make any payments or take any acts under
         Section IV.F. hereof.

The Agent's authority under this Section V.C. shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, sign such Guarantor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign such Guarantor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with any Account and prepare, file and sign such Guarantor's name on a proof of claim in bankruptcy or similar document against any customer of such Guarantor, and to take any other actions arising from or incident to the rights, powers and remedies granted to the Agent in this Guarantors Security Agreement. This power of attorney is coupled with an interest and is irrevocable by such Guarantor.

         D. Waiver of Claims. Except as otherwise provided in this Guarantors Security Agreement, EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OF OR DISPOSING OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ANY GUARANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Guarantor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Agent's gross negligence or willful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder, except as expressly provided herein; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Guarantors Security Agreement or the absolute sale of the Collateral or any portion thereof, and such Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of such Guarantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Guarantor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Guarantor.

         E. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Guarantors Security Agreement, under the Purchase Agreement or under other documentation relating thereto or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or any acquiescence therein.

         SECTION VI. MISCELLANEOUS PROVISIONS.

         A. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be delivered in person, by facsimile transmission followed promptly by first class mail, by a nationally recognized courier service marked for next business day delivery or by overnight mail, and delivered if to the Agent, then to the attention of Bruce
F. Wesson, c/o Galen Partners III, L.P., 610 Fifth Avenue, Fifth Floor, New York, New York 10020, fax no. (212) 218-4990, with a copy to George N. Abrahams, Esq., c/o Wolf, Block, Schorr and Solis-Cohen, 250 Park Avenue, New York, New York 10177, fax no. (212) 986-0604, and if to the Guarantors, then to c/o Halsey Drug Co., Inc., attention of Mr. Michael Reicher, 695 N. Perryville Road, Rockford, Illinois 61107, with a copy to John P. Reilly, Esq., St. John & Wayne, L.L.C., 2 Penn Plaza East, Newark, NJ 07105, fax no. (973) 491-3555.

         B. Headings. The headings in this Guarantors Security Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Guarantors Security Agreement.

         C. Severability. The provisions of this Guarantors Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect, in that jurisdiction only, such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guarantors Security Agreement in any jurisdiction.

         D. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Guarantors Security Agreement and any consent to any departure by any Guarantor from any provision of this Guarantors Security Agreement shall be effective only if made or given in writing signed by the Agent.

         E. Interpretation of Agreement. All terms not defined herein shall have the meaning set forth in the applicable Uniform Commercial Code. Acceptance of or acquiescence in a course of performance rendered under this Guarantors Security Agreement shall not be relevant in determining the meaning of this Guarantors Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         F. Continuing Security Interest. This Guarantors General Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Security Interest Termination Date, (ii) be binding upon each Guarantor, and its successors and assigns and (iii) inure to the benefit of the Agent and its successors and assigns.

         G. Reinstatement. To the extent permitted by law, this Guarantors Security Agreement shall continue to be effective or be reinstated if at any time any amount received by the Agent in respect of the Obligations owing by the Guarantors is rescinded or must otherwise be restored or returned by the Agent upon the occurrence or during the pendency of any Event of Default, all as though such payments had not been made.

         H. Survival of Provisions. All representations, warranties and covenants of the Guarantors contained herein shall survive the execution and delivery of this Guarantors Security Agreement, and shall terminate only upon the full and final indefeasible payment and performance by the Guarantors of the Obligations secured hereby.

         I. Setoff. The Agent shall have all rights of setoff available at law or in equity.

         J. Power of Attorney. In addition to the powers granted to the Agent under Section V.C., each Guarantor hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as such Guarantor's attorney-in-fact, at such Guarantor's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations shall have been indefeasibly paid and satisfied in full:

                  (i) after the occurrence of an Event of Default, to receive, take, endorse, sign, assign and deliver, all in the name of the Agent or such Guarantor, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; and

                  (ii) to request, at any time from customers indebted on Accounts, verification of information concerning the Accounts and the amounts owing thereon.

         K. Indemnification; Authority of the Agent. Neither the Agent nor any director, officer, employee, attorney or agent of the Agent shall be liable to any Guarantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Agent be responsible for the validity, effectiveness or sufficiency of this Guarantors Security Agreement or of any document or security furnished pursuant hereto. The Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Each Guarantor agrees to indemnify and hold harmless the Agent and any other person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims or liability incurred by the Agent or such person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Agent or such person.

         L. Release; Termination of Agreement. Subject to the provisions of Section VI.G. hereof, this Guarantors Security Agreement shall terminate upon full and final indefeasible payment and performance of all the Obligations owing by each Guarantor. At such time, the Agent shall, at the request of any Guarantor, reassign and redeliver to such Guarantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Agent, except as to the absence of any prior assignments by the Agent of its interest in the Collateral, and shall be at the expense of such Guarantor.

         M. Counterparts. This Guarantors Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         N. GOVERNING LAW. This Guarantors Security Agreement and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York wherein the terms of this Guarantors Security Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

         O.       SUBMISSION TO JURISDICTION.

         (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising our of or relating to this Guarantors Security Agreement or any of the other Transaction Documents (as such term is defined in the Subordination Agreement) to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Guarantors Security Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

         (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Guarantors Security Agreement or any other Transaction Document to which it is a party in any such New York State or United States Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         P. SERVICE OF PROCESS. EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTORS SECURITY AGREEMENT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH IN SECTION VI.A. HEREOF.

         Q. LIMITATION OF LIABILITY. THE AGENT SHALL NOT HAVE ANY LIABILITY TO ANY GUARANTOR (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY GUARANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS GUARANTORS SECURITY AGREEMENT,

OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         R. Delays; Partial Exercise of Remedies. No delay or omission of the Agent to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

         S. JURY TRIAL. EACH OF THE GUARANTORS AND THE AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         T. Subject To Subordination Agreement. Notwithstanding anything to the contrary contained herein, the rights and remedies of agent and the purchases, and the obligations of the guarantors, under this guarantors general security agreement are subject to the subordination agreement, as it may be amended, supplemented or otherwise modified from time to time.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each Guarantor has caused this Guarantors Security Agreement to be duly executed and delivered as of the day and year first above written.

                                                  HOUBA, INC.

                                                  By:___________________________
                                                  Name:
                                                  Title:

                                                  HALSEY PHARMACEUTICALS, INC.

                                                  By:___________________________
                                                  Name:
                                                  Title:

         By its acceptance hereof, as of the day and year first above written, the Agent agrees to be bound by the provisions hereof applicable to it.

                                                  GALEN PARTNERS III, L.P.

                                                  By:___________________________
                                                  Name:
                                                  Title:

                                   SCHEDULE A

SECTION III.A

-    Houba

             16235 State Road 17, Culver, Indiana 46511.

-    HPI

             695 N. Perryville Road, Rockford, Illinois 61107.

                                      -19-